Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration No. 333-185318 on Form S-8, and No. 333-214759 on Form S-3ASR of our report dated January 28, 2019, relating to the consolidated financial statements of Jefferies Finance LLC and Subsidiaries appearing in the Transition Report on Form 10-K of Jefferies Financial Group Inc. for the transition period from January 1, 2018 to November 30, 2018.

/s/Deloitte & Touche LLP

New York, New York
January 28, 2019